Exhibit 99.1

UNITED ONLINE ANNOUNCES PLAN TO SEPARATE INTO TWO INDEPENDENT PUBLICLY-TRADED COMPANIES

FTD to be Spun Off as a Standalone, Publicly-Traded Company

Company Reviewing Strategic Alternatives for

Content & Media and Communications Businesses

WOODLAND HILLS, Calif., August 1, 2012 — United Online, Inc. (Nasdaq: UNTD) today announced that its Board of Directors has approved a preliminary plan to separate United Online into two independent, publicly-traded companies.  One of the companies will be FTD, which will include the domestic and international operations of the company’s FTD segment, which includes the highly recognized FTD® and Interflora® brands, both supported by the Mercury Man logo that is displayed in approximately 40,000 floral shops worldwide.  The other company will be United Online, which will continue to operate the businesses of the company’s Content & Media and Communications segments, supported by strong brands such as Memory Lane™, Classmates®, schoolFeed™, StayFriends™, MyPoints®, NetZero® and Juno®.  In addition, the company announced that it also is reviewing strategic alternatives for its Content & Media and Communications businesses, including the potential spin-off of the Content & Media segment as an additional separate, publicly-traded company.

“While the breadth and strength of our businesses has for many years served our stockholders well, we believe that it currently is in the best interests of United Online and its stockholders to separate these distinct businesses,” said Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online.  “The separation is expected not only to unlock value for the benefit of our stockholders, but also to provide significant operational and strategic flexibility for these businesses, better position them to capitalize on their well-recognized brands, and enhance long-term stockholder value.  This approach also is consistent with input received from various stockholders over the past year, many of which have expressed a view that the market price of our shares does not adequately reflect the inherent value of our businesses.”

“In light of exciting initiatives in the Content & Media and Communications businesses, including the recent launch of our affordably-priced 4G mobile broadband service and our acquisition of schoolFeed, we are concurrently exploring strategic alternatives for our Communications and Content & Media businesses.”

The proposed spin-off of FTD is expected to take the form of a tax-free pro rata distribution to United Online stockholders.  For example, if a stockholder owns one percent (1%) of United Online at the time of the FTD spin-off, then, immediately following the spin-off, the stockholder would own one percent (1%) of each of FTD and United Online, with the latter consisting of the Content & Media and Communications businesses.  The transaction is subject to a number of conditions including final approval by the Board of Directors of transaction specifics and is expected to be completed within the next twelve months, targeting the first quarter of 2013.  There can be no assurance that any separation or other transaction will occur or, if one does occur, there can be no assurance as to its terms or timing.

The company is developing detailed plans for the Board of Directors’ further consideration and final approval.  To execute the transaction, further work is required on structure, management, governance, and other significant matters.  During the process, United Online will remain focused on delivering the best possible results for the benefit of its consumers, customers and stockholders.

The company also announced last week that its Board of Directors has declared a quarterly cash dividend of $0.10 per share. Consistent with the company’s dividend policy, the payment of future dividends is discretionary and will be subject to determination by the Board of Directors each quarter following its review of the company’s financial performance and other factors.  Any decision by United Online and/or FTD to pay dividends following completion of the proposed spin-off will be determined at a later time.

The company has retained Moelis & Company LLC as its financial advisor to assist and support the company with the proposed spin-off of FTD and strategic review of alternatives for the Content & Media and Communications businesses.

About United Online, Inc.

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer products and services over the Internet, where the company’s brands have attracted a large online audience that includes more than 60 million registered consumer accounts.  The company’s FTD segment provides floral and related products and services (FTD and Interflora) for consumers and retail florists, as well as for other retail locations offering floral products and services, in the United States, Canada, the United Kingdom, and the Republic of Ireland.  The floral business utilizes the highly recognized FTD (www.ftd.com) and Interflora (www.interflora.co.uk) brands, both supported by the Mercury Man logo that is displayed in approximately 40,000 retail floral shops worldwide.  The company’s Content & Media services include online nostalgia products and services in the U.S. and Canada (www.memorylane.com, www.classmates.com, www.schoolFeed.com) and a number of European countries, as well as online loyalty marketing services (www.mypoints.com).  The company’s Communications segment’s primary service is Internet access provided by NetZero (www.netzero.com) and Juno (www.juno.com), including high-speed 4G mobile broadband (NetZero Wireless).

Headquartered in Woodland Hills, CA, United Online operates through a global network of locations in the U.S., the U.K., Germany, and India.  More information about United Online is available on the company’s website located at www.unitedonline.com.

United Online, FTD, Interflora, Memory Lane, Classmates, schoolFeed, StayFriends, MyPoints, NetZero and Juno are trademarks or registered trademarks of United Online, Inc. or its subsidiaries.  All other company or product names are trademarks of their respective owners.

About Moelis & Company LLC

Moelis & Company, named Most Innovative Boutique of the Year by The Banker for 2011 and in 2010 and Best Global Independent Investment Bank by Euromoney in 2010, is a global investment bank that provides financial advisory, capital raising and asset management services to a broad client base including corporations, institutions and governments.  With more than 580 employees, Moelis & Company serves its clients through offices in New York, Beijing, Boston, Chicago, Dubai, Frankfurt, Hong Kong, Houston, London, Los Angeles, Mumbai and Sydney.  For more information, please visit www.moelis.com.

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about the proposed spin-off of the FTD segment, the company’s expectations regarding the potential benefits of such proposed transaction, the expected tax-free nature of the proposed transaction, and the company’s plan to review strategic alternatives for its Content & Media and Communications businesses.  Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the severity and duration of current economic conditions; the effect of competition; risks associated with the launch, integration or commercialization of new businesses, products, services, applications or features or the success of new business models; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members of the floral network; the company’s inability to retain key customers, vendors and personnel; problems associated with the company’s operations, systems or technologies; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits or the tax treatment of the proposed spin-off transaction; the impact of, and restrictions associated with, the company’s indebtedness; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof.  Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance.  Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:  United Online, Inc.

Investors:

David Bigelow

818-287-3560

ir@untd.com

Press:

Scott Matulis

818-287-3388

pr@untd.com

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